Exhibit 99.1

urban-gro, Inc. Reports Third Quarter 2022 Financial Results and Signs Record Backlog Entering Fourth Quarter

●	Third quarter revenue of $12.4 million, as compared to guidance in the range of $10 to $11 million

●	Third quarter net loss of $8.7 million, which includes one-time operating expenses of $4.2 million and a $1.7 million impairment for the entirety of a previous investment

●	Third quarter Adjusted EBITDA[1] of $(2.3) million, as compared to guidance in the range of ($2.6) to ($2.4) million

●	Record project backlog of $67 million as of September 30, 2022, a sequential increase of $45 million

●	Strong balance sheet with $18.6 million in cash and no debt

●	Provides fourth quarter consolidated revenue guidance of approximately $17 million and Adjusted EBITDA[1] guidance of approximately $(1.5) million.

●	Company to host conference call and webcast today, November 10 at 4:30 PM ET

LAFAYETTE, Colo. Nov. 10, 2022 — urban-gro, Inc. (Nasdaq: UGRO) (“urban-gro” or the “Company”), an integrated professional services and design-build firm offering solutions to the Controlled Environment Agriculture (“CEA”) and commercial sectors, today reported third quarter financial results.

Bradley Nattrass, Chairman and CEO, commented, “We are pleased that our third quarter performance exceeded our guidance, but I am most excited to see our strategic capability and sector diversification efforts materially benefit the business. While our third quarter results were impacted by the headwinds within the cannabis sector, we are extremely encouraged by the significant backlog we’ve been able to build in this subdued environment, which is a direct result of our strategic efforts to diversify our business, capabilities, and end-markets. We believe this is a clear indication that the services delivery model we’ve established over the last 18 months is working as intended.”

Mr. Nattrass added, “The demand for our professional services remains strong and combined with the increased demand for our construction design-build solutions within the commercial sector, we expect to see material sequential improvements in our fourth quarter top and bottom-line performance and for the momentum to continue in 2023. We have been investing in scaling to meet this demand, and we will be ready to service the new opportunities we are seeing emerge. We remain focused on continuing to drive efficiencies in our model, leveraging our professional staff, integrating and identifying cross-selling opportunities for our acquisitions, building backlog, and creating shareholder value.”

Third Quarter 2022 Financial Results

Revenue was $12.4 million in the third quarter of 2022, as compared to $18.3 million in the prior year period, representing a decrease of $5.9 million, or 32%. This decrease was driven by a decrease in cultivation equipment systems revenue of $12.6 million, primarily reflecting significantly reduced equipment demand in the U.S. cannabis market as a result of ongoing state-level regulatory delays in the license-awarding process, as well as the lack of movement on passing key industry financial support models such as the SAFE Banking Act. This decrease was partially offset by the accretive acquisition of Emerald Construction Management (“Emerald”) at the end of April 2022 with $5.4 million in construction design-build revenue, as well as incremental services revenue of $1.4 million associated with the acquisition of the 2WR entities (“2WR”) at the end of July 2021.

Gross profit was $2.6 million, or 21% of revenue, in the third quarter of 2022, as compared to $4.3 million, or 23% of revenue in the prior year period. The decrease in gross profit margin was primarily driven by the contribution of lower margin construction design-build revenue from the Emerald acquisition.

Operating expenses were $9.5 million in the third quarter of 2022 compared to $4.2 million in the prior year period, representing an increase of $5.3 million. Included in the third quarter operating expenses are one-time expenses including a previously disclosed $3.3 million business development expense attributable to assisting a key enterprise client with a negative situation with an international lighting manufacturer, $0.7 million in severance expenses, and $0.2 million in legal and transaction costs. The remaining increase in operating expenses was driven by increased headcount to support both current and future demand for the Company’s solutions and continued investment in European growth.

Net loss was $8.7 million, or $0.81 per share, in the third quarter of 2022, as compared to net income of $0.1 million, or breakeven on a per diluted share basis in the prior year period. This loss includes the $4.2 million of one-time operating expenses outlined above as well as a $1.7 million impairment for the entirety of our Edyza investment made in prior years.

Adjusted EBITDA1 was $(2.3) million in the third quarter of 2022, compared to $1.0 million in the prior year period. The decrease in Adjusted EBITDA1 was driven by lower revenues and gross profit, as well as strategic investments in operating expenses to drive growth.

1Adjusted EBITDA is a non-GAAP financial measure. Please see the information under “Use of Non-GAAP Financial Information” below for a description of Adjusted EBITDA and the table at the end of this press release for a reconciliation of this non-GAAP financial information to GAAP results.

Cash position entering the fourth quarter was $18.6 million with no debt. Additionally, during the third quarter, the Company repurchased $183,270 of UGRO stock at an average price per share of $2.90.

Summary First Nine Months 2022 Financial Results

Revenue was $49.7 million for the first nine months of 2022 compared to $43.2 million in the prior year period, representing an increase of $6.5 million, or 15%. This increase was driven by the acquisitions of 2WR in 2021 and Emerald in 2022, offset by decreases in equipment revenue for the reasons cited above.

Net loss was $11.1 million, or $1.05 per share, for the first nine months of 2022 compared to a net loss of $0.3 million, or $0.03 per share, in the prior year period. Included in this is $1.9 million of stock-based compensation, the one-time $5.9 million of operating expenses and impairment charges from Q3 mentioned above, as well as additional $0.4 million of one-time expenses from the first half of the year.

Adjusted EBITDA1 was $(2.2) million for the first nine months of 2022 compared to positive $2.1 million in the prior year period. The decrease in Adjusted EBITDA1 was primarily the result of increased general and administrative expenses associated with scaling headcount, investment in our European operations, and macroeconomic headwinds in the cannabis sector.

Backlog as of September 30, 2022

Consolidated backlog is unrealized revenue represented by contractually committed construction design-build, equipment systems, and service orders. As of September 30, 2022, total backlog was approximately $67 million, comprised of $56 million in construction design-build, $5 million of equipment systems, and $6 million of professional services contracts.

Updated Revenue and Adjusted EBITDA1 Guidance

For the fourth quarter of 2022, the Company anticipates consolidated revenue of approximately $17 million and an Adjusted EBITDA1 of approximately $(1.5) million.

Conference Call Details

urban-gro will host a conference call and live audio webcast to discuss the operational and financial results today, November 10, 2022 at 4:30 PM ET. Interested participants and investors may access the conference call by dialing 877-407-3982 (U.S.), 201-493-6780 (International). The live webcast will be accessible on the Events page of the Investors section of the urban-gro website, ir.urban-gro.com, and will be archived for 90 days following the event.

Use of Non-GAAP Financial Information

We define Adjusted EBITDA as net income (loss) attributable to urban-gro, Inc., determined in accordance with GAAP, excluding the effects of certain operating and non-operating expenses including, but not limited to, interest income and expense, income taxes, depreciation of tangible assets, amortization of intangible assets, impairment of investments, unrealized exchange losses, debt forgiveness and extinguishment, stock-based compensation expense, one-time and non-recurring expenses, and acquisition costs that we do not believe reflect our core operating performance. We use Adjusted EBITDA as a measure of our operating performance. Adjusted EBITDA is a supplemental non-GAAP financial measure, and it is not a substitute for net income (loss), income (loss) from operations, cash flows from operating activities or any other measure prescribed by GAAP.

Our board of directors and management team focus on Adjusted EBITDA as a key performance and compensation measure. We believe that Adjusted EBITDA assists us in comparing our performance over various reporting periods because it removes from our operating results the impact of items that our management believes do not reflect our core operating performance.

There are limitations to using non-GAAP measures such as Adjusted EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA to compare the performance of those companies to our performance. Adjusted EBITDA should not be considered as a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business.

About urban-gro, Inc.

urban-gro, Inc.® (Nasdaq: UGRO) is an integrated professional services and design-build firm. We offer value-added architectural, engineering, and construction management solutions to the Controlled Environment Agriculture (“CEA”), industrial, healthcare, and other commercial sectors. Innovation, collaboration, and creativity drive our team to provide exceptional customer experiences. With offices across North American and in Europe, we deliver Your Vision – Built. Learn more by visiting www.urban-gro.com.

Safe Harbor Statement

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, terms such as “believes,” “will,” “expects,” “intends,” “anticipates,” “may,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The forward-looking statements in this press release include, without limitation, financial projections, future events, business strategy, future performance, future operations, future demand, backlog, financial position, estimated revenues and losses, prospects, plans and objectives of management. These and other forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including, among others, our ability to successfully manage and integrate acquisitions, our ability to accurately forecast revenues and costs, competition for projects in our markets, our ability to predict and respond to new laws and governmental regulatory actions,, our ability to successfully develop new and/or enhancements to our product offerings and develop a product mix to meet demand, risks related to adverse weather conditions, supply chain issues, rising interest rates, economic downturn or other factors that could cause delays or the cancellation of projects in our backlog or our ability to secure future projects, our ability to maintain favorable relationships with suppliers, risks associated with reliance on key customers and suppliers, our ability to attract and retain key personnel, results of litigation and other claims and insurance coverage issues, risks related to our information technology systems and infrastructure, our ability to maintain effective internal controls, our ability to execute on our strategic plans, our ability to achieve and maintain cost savings, the sufficiency of our liquidity and capital resources, and our ability to achieve our key initiatives for the remainder of 2022 and into 2023, particularly our growth initiatives. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

urban-gro, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash	$18,605,182	$34,592,190
Accounts receivable, net	12,234,400	13,125,685
Contract receivables	1,270,902	—
Inventories	310,996	514,756
Prepaid expenses and other current assets	4,852,262	11,248,266
Total current assets	37,273,742	59,480,897

Non-current assets:
Property and equipment, net	830,406	207,496
Operating lease right of use assets, net	1,193,161	689,704
Investments	2,546,574	4,210,358
Goodwill	12,127,124	7,992,121
Intangible assets, net	4,461,403	1,575,466
Total non-current assets	21,158,667	14,675,145

Total assets	$58,432,410	$74,156,042

Liabilities
Current liabilities:
Accounts payable	$6,508,946	$6,066,896
Contract liabilities	2,026,161	—
Accrued expenses	5,747,624	3,878,278
Customer deposits	1,929,829	13,345,451
Contingent consideration	2,400,771	1,563,000
Operating lease liabilities	354,403	152,459
Total current liabilities	18,967,734	25,006,084

Non-current liabilities:
Deferred tax liability	1,097,208	440,625
Operating lease liabilities	863,325	542,003
Total non-current liabilities	1,960,533	982,628

Total liabilities	20,928,267	25,988,712

Shareholders’ Equity
Preferred stock, $0.10 par value; 10,000,000 shares authorized; 0 and 0 shares issued and outstanding	—	—

Common stock, $0.001 par value; 100,000,000 shares authorized; 11,948,718 issued and 10,611,592 outstanding as of September 30, 2022, and 11,588,110 issued and 10,733,195 outstanding as of December 31, 2021	11,949	11,588
Additional paid in capital	83,068,423	78,679,220
Treasury shares, cost basis: 1,337,126 shares as of September 30, 2022 and 854,915 shares as of December 31, 2021	(11,639,937)	(7,683,490)
Accumulated deficit	(33,936,292)	(22,839,988)
Total shareholders’ equity	37,504,143	48,167,330

Total liabilities and shareholders’ equity	$58,432,410	$74,156,042

urban-gro, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
Equipment systems	$3,879,272	$16,454,321	$31,024,187	$39,978,388
Services	2,839,338	1,461,041	9,505,396	2,009,961
Construction design-build	5,384,267	-	8,301,588	-
Consumable products	265,416	372,449	871,488	1,165,115
Total Revenue	12,368,293	18,287,811	49,702,659	43,153,464

Cost of Revenue	9,775,697	14,029,677	38,706,102	33,332,303
Gross profit	2,592,596	4,258,134	10,996,557	9,821,161

Operating expenses:
General and administrative	5,792,418	3,584,247	14,758,506	8,181,506
Intangible asset amortization	304,339	101,149	773,063	101,727
Business development	3,299,864	-	3,299,864	-
Stock-based compensation	96,767	506,034	1,860,767	1,096,441
Total operating expenses	9,493,388	4,191,430	20,692,200	9,379,674

Income (loss) from operations	(6,900,792)	66,704	(9,695,643)	441,487

Non-operating income (expenses):
Interest expense	(7,088)	(4,331)	(22,270)	(326,397)
Interest income	94,200	9,172	221,329	23,562
Write-down of investment	(1,710,358)	-	(1,710,358)	-
Interest expense – beneficial conversion of notes payable	-	-	-	(636,075)
Loss on extinguishment of debt	-	-	-	(790,723)
PPP Loan Forgiveness	-	-	-	1,032,316
Other income (expense)	(210,399)	(11,889)	(147,528)	(15,652)
Total non-operating income (expenses)	(1,833,645)	(7,048)	(1,658,827)	(712,969)

Income (loss) before income taxes	(8,734,437)	59,656	(11,354,470)	(271,482)

Income tax expense (benefit)	(73,654)	-	(258,166)	-
Net income (loss)	$(8,660,783)	$59,656	$(11,096,304)	$(271,482)

Comprehensive income (loss)	$(8,660,783)	$59,656	$(11,096,304)	$(271,482)
Earnings (loss) per share:
Earnings (loss) per share - basic	$(0.81)	$0.01	$(1.05)	$(0.03)
Earnings (loss) per share - dilutive	$(0.81)	$0.00	$(1.05)	$(0.03)

Weighted average share - basic	10,674,796	11,440,255	10,577,453	10,177,482
Weighted average shares - dilutive	10,674,796	12,204,530	10,577,453	10,177,482

urban-gro, Inc.
NON-GAAP ADJUSTED EBITDA RECONCILIATION TO NET INCOME (LOSS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net Income (Loss)	$(8,660,783)	$59,656	$(11,096,304)	$(271,482)
Interest expense	7,088	4,331	22,270	326,397
Interest expense – BCF	–	–	–	636,075
Interest income	(94,200)	(9,172)	(221,329)	(23,562)
Income tax benefit	(73,654)	–	(258,166)
Depreciation and amortization	526,750	154,306	1,116,585	263,932
EBITDA	(8,294,799)	209,121	(10,436,944)	931,360
Impairment loss	1,710,358	–	1,710,358	–
Loss on extinguishment of debt	–	–	–	790,723
Stock-based compensation	96,767	506,034	1,860,767	1,096,441
Transaction costs	39,182	141,052	276,246	198,609
One-time employee expenses	670,095	125,000	787,691	125,000
Business development	3,299,864	–	3,299,864	–
Non-recurring legal fees	205,486	–	258,111
PPP loan forgiveness	–	–	–	(1,032,316)
Adjusted EBITDA	$(2,273,047)	$981,207	$(2,243,907)	$2,109,817

Investor Contacts:

Dan Droller - urban-gro, Inc.

EVP Corporate Development & Investor Relations

-or-

Jeff Sonnek – ICR, Inc.

(720) 730-8160

investors@urban-gro.com

Media Contact:

Mark Sinclair – MATTIO Communications

(650) 269-9530

urbangro@mattio.com